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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73924) pertaining to the 1991 Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-18907) pertaining to the 1996 Employee Incentive Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-78795) pertaining to the 1998 Employee Incentive Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-63166) pertaining to the 2001 Employee Stock Option Plan, of our report dated August 9, 2000, with respect to the consolidated financial statements and schedule of Misonix, Inc. for the years ended June 30, 2000 and 1999 included in its Annual Report (Form 10-K) for the year ended June 30, 2001.

                                                  /s/ Ernst  & Young  LLP

Melville, New York
October 12, 2001